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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2
DRS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 6, 2003

To the Stockholders of
 DRS TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "meeting") of DRS Technologies, Inc. ("DRS"), a Delaware corporation, will be held at The Penn Club, Spruce Room, 30 W. 44th St., New York, New York 10036, at 10:00 a.m., local time, on Wednesday, August 6, 2003, for the following purposes:

  (1)
  To elect three Class II directors, each to hold office for a term of three years;

  (2)
  To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as DRS' independent certified public accountants; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on June 20, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors,
DRS Technologies, Inc.
/s/ NINA LASERSON DUNN NINA LASERSON DUNN Secretary

Parsippany, New Jersey

June 24, 2003

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. To vote your shares, call the toll-free telephone number (1-800-435-6710) or use the Internet as described in the instructions on your proxy card, or complete, sign, date and return your proxy card. Voting over the Internet, by telephone or by written proxy will assure that your vote is counted at the meeting if you do not attend in person.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 6, 2003

        We are providing these proxy materials in connection with the solicitation of proxies by DRS Technologies, Inc. ("DRS") on behalf of the board of directors of DRS (the "board") for DRS' 2003 Annual Meeting of Stockholders (the "meeting") to be held on Wednesday, August 6, 2003, at 10:00 a.m., local time, at The Penn Club, Spruce Room, 30 West 44th St., New York, New York 10036.

        We are sending these proxy materials on or about July 3, 2003 to all stockholders of DRS as of the record date, June 20, 2003. Stockholders who owned DRS' common stock at the close of business on June 20, 2003 are entitled to attend and vote at the meeting. As of May 31, 2003 there were 22,432,673 shares of common stock outstanding.

VOTING AND REVOCATION OF PROXIES

        If your proxy is properly submitted and you do not revoke it, the persons named on the proxy card, or their substitutes, will vote the shares of common stock represented by your proxy in accordance with your directions. You are urged to grant or withhold authority to vote for the nominees for election as directors and to specify your choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy. If you submit a proxy without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the board with respect to other matters.

        The delivery of a proxy does not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054, by executing and delivering another proxy dated after the proxy to be revoked or by attending the meeting and voting in person.

VOTING RIGHTS

        You are entitled to one vote for each share of common stock you held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the meeting in person or by proxy of a majority of the shares of the common stock shall constitute a quorum for the election of directors and for the transaction of other business at the meeting. If you are present in person or by proxy and you abstain as to any matter or if we have received a broker non-vote on your behalf, your abstention or broker non-vote will not be counted as a vote cast as to the matter to which it relates. Abstentions and broker non-votes will, however, be considered part of the quorum.

ELECTION OF DIRECTORS

        The board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Directors hold office for three-year terms and until their successors are elected and qualified. The board is currently composed of ten directors. The stockholders will elect three Class II directors at the meeting.

        If a quorum of stockholders is present in person or by proxy at the meeting, stockholders will elect directors by a plurality of the votes cast by such holders. A proxy that has properly withheld authority with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The Class I directors, Messrs. Mark S. Newman and Steven Honigman and Dr. Donald C. Fraser, will continue to serve until the expiration of their terms in 2005. The Class III directors, Messrs. William F. Heitmann, Eric J. Rosen and C. Shelton James and Admiral Stuart F. Platt, will continue to serve until the expiration of their terms in 2004.

        The following section contains certain information concerning nominees for election at the meeting, as well as the directors whose terms of office will continue after the meeting, including their ages, any positions held with DRS, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the board.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

        Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of common stock that they represent to elect the following persons as Class II directors for three-year terms of office expiring at the 2006 annual meeting of stockholders:

MARK N. KAPLAN—
Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

Mr. Kaplan, age 73, became a director in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., Autobytel, Inc., Grey Advertising Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

IRA ALBOM—
Senior Vice President, Teleflex, Inc.

Mr. Albom, age 74, became a director in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President of Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987 he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

GENERAL DENNIS J. REIMER, USA (Ret.)—
Director, National Memorial Institute for the Prevention of Terrorism

General Reimer, age 64, became a director in 2000. Since April 2000 he has served as Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, Oklahoma. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 1995 until June 1999. Prior to that he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1999 until March 2000 General Reimer served as Distinguished Fellow of the Association of the U.S. Army. General Reimer also serves as a director of Microvision, Inc., Mutual of America and Plato Learning, Inc.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE EXPIRATION OF THEIR TERMS AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

MARK S. NEWMAN—
Chairman of the Board, President and Chief Executive Officer of DRS

Mr. Newman, age 53, became a director in 1988. Mr. Newman, who has been employed by us since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994 Mr. Newman became the President and Chief Executive Officer of DRS and in August 1995 he became Chairman of the Board. Mr. Newman is a director of Congoleum Corporation, SSG Precision Optronics, Inc., Opticare Health Systems, Inc., the American Electronics Association, the New Jersey Technology Council and is a member of the Board of Governors of the Aerospace Industries Association.

THE HONORABLE DR. DONALD C. FRASER—
Professor, Boston University

Dr. Fraser, age 62, became a director in 1993. He is the founder and Director of the Boston University Photonics Center and a Professor of Engineering and Physics at that university. From 1991 to 1993 Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988 Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

THE HONORABLE STEVEN S. HONIGMAN—
Partner, Thelen Reid & Priest LLP

Mr. Honigman, age 55, became a director in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, he served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes. Mr. Honigman is a director of The Wornick Company, a producer of combat and humanitarian rations for the Department of Defense.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE EXPIRATION OF THEIR TERMS AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

RADM STUART F. PLATT, USN (Ret.)—
Former President and Chief Executive Officer, Western Marine Electronics Company

Admiral Platt, age 69, became a director in 1991. From May 1994 until 1998 he served as a Vice President and the President of our Data Systems Group. Admiral Platt also served as President of our wholly owned subsidiary, DRS Precision Echo, Inc. (now known as DRS Data & Imaging Systems, Inc.), from July 1992 to July 1998. From 1998 to 2000 he was President and Chief Executive Officer of Western Marine Electronics Company, a supplier of commercial sonar systems and underwater protection systems. He currently is Chairman of The Wornick Company, a producer of combat and humanitarian rations for the Department of Defense, and IDS Solutions, Inc., a Washington State based data storage company. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He is a Director of Advanced Biometrics, Inc. and also serves as Chairman of The Historic Battleship Society and Chairman of Hydro Wing Hawaii. Admiral Platt is the author of "The Armament Tide."

WILLIAM F. HEITMANN—
Sr. Vice President and Treasurer, Verizon Communications, Inc.

Mr. Heitmann, age 54, became a director in February 1997. Mr. Heitmann is the Senior Vice President and Treasurer of Verizon Communications, Inc. He has been employed by Verizon Communications, Inc. since its formation in June 2000 through the merger of Bell Atlantic Corp. and GTE Corp. He was employed by Bell Atlantic Corp. and its predecessors since 1971, serving as a Vice President from 1996 and as Treasurer from June 1999. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann serves as Chairman of Verizon Capital Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute and a director of its New York City chapter.

ERIC J. ROSEN—
Managing Director, Onex Investment Corp.

Mr. Rosen, age 42, became a director in August 1998. He is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Dura Automotive Systems. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of DRS, are first cousins.

C. SHELTON JAMES—
President, C.S. James and Associates

Mr. James, age 63, became a director in February 1999. Mr. James is President of C.S. James and Associates, business advisors, and has served in that position since May 2000. From December 2001 to July 2002 he was CEO of Technisource, Inc., a provider of information technology staffing, outsourced solutions and computer systems. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He was President of Fundamental Management Corporation, an investment management company, from 1993 to 1998. Mr. James serves as a director of Concurrent Computer Corporation, Inc. and CSPI, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF THE NOMINEES.

RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The board has appointed KPMG LLP as our independent public accountants for the year ending March 31, 2004. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the board will reconsider its appointment of KPMG as independent certified public accountants for the year ending March 31, 2004.

        We have been advised by KPMG that neither that firm nor any of its associates has any relationship with DRS or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

DISCLOSURE OF AUDITOR FEES

        The following is a description of the fees billed to us by KPMG for fiscal years ended March 31, 2002 and 2003:

        Audit Fees:    Audit fees billed to us by KPMG during the years ended March 31, 2002 and 2003 totaled $947,000 and $1,319,000, respectively. Audit fees are fees we paid KPMG for professional services for the audit of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

        Audit Related Fees:    We did not engage KPMG to provide advice to us regarding audit related matters during the years ended March 31, 2002 and 2003, other than as set forth above. Audit related fees are fees billed by KPMG for assurance and related services that traditionally are performed by the independent accountant.

        Tax Fees:    Fees billed to us by KPMG for tax compliance, tax advice and tax planning during the years ended March 31, 2002 and 2003 totaled $582,000 and $696,000, respectively.

        All Other Fees:    We did not engage KPMG to provide any advice other than as set forth above during the years ended March 31, 2002 and 2003. All other fees are fees billed by KPMG for any services not included in the three categories listed above.

        KPMG will have a representative at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of May 31, 2003 the number of shares of common stock beneficially owned by each director and nominee, each executive officer and by all of our directors, nominees and executive officers as a group.

COMMON STOCK(a)

	SHARES	PERCENT OF CLASS
Mark S. Newman	654,418(b)(c)(d)	2.8
Ira Albom	29,500(c)	*
Donald C. Fraser	17,500(c)	*
William F. Heitmann	13,500(c)	*
Steven S. Honigman	2,500(c)	*
C. Shelton James	7,796(c)	*
Mark N. Kaplan	18,500(c)	*
Stuart F. Platt	85,650(c)	*
Dennis J. Reimer	7,500(c)	*
Eric J. Rosen	12,500(c)	*
Paul G. Casner, Jr.	71,630(c)	*
Nina Laserson Dunn	46,071(c)	*
Robert F. Mehmel	32,500(c)	*
Richard A. Schneider	52,260(b)(c)	*
All directors, nominees and executive officers as a group (14 persons)	1,051,825(b)(c)(d)	4.5

*
Less than 1%.

(a)
As of May 31, 2003 there were 22,432,673 shares of common stock outstanding. Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of common stock indicated opposite such beneficial owner's name.

(b)
Does not include 6,532 shares of common stock held by the trustee of our Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(c)
Includes shares of common stock that might be purchased upon exercise of options that were exercisable on May 31, 2003 or within 60 days thereafter, as follows: Mr. Newman, 542,500 shares; Mr. Albom, 17,500 shares; Dr. Fraser, 17,500 shares; Mr. Heitmann, 12,500 shares; Mr. Honigman, 2,500 shares; Mr. James, 6,640 shares; Mr. Kaplan, 17,500 shares; Admiral Platt, 75,000 shares; General Reimer, 7,500 shares; Mr. Rosen, 12,500 shares; Mr. Casner, 35,000 shares; Ms. Dunn, 30,000 shares; Mr. Mehmel, 32,500 shares; Mr. Schneider, 43,750 shares; and all directors, nominees and executive officers as a group, 852,890 shares.

(d)
Includes 4,800 shares of common stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of common stock the receipt of which has been deferred by Mr. Newman.

        The following table sets forth certain information, as of May 31, 2003, with respect to each person, other than our directors, nominees and executive officers, who has advised us that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")) of more than five percent of a class of our voting securities. Such information has been derived from statements on

Schedule 13D or 13G filed with the Securities and Exchange Commission (the "SEC" or the "Commission") by the person(s) listed below or written communication from person(s) updating such previously filed statement(s).

NAME AND ADDRESS OF BENEFICIAL OWNER OF COMMON STOCK	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Candlewood Capital Management, LLC 17 Hulfish Street Princeton, NJ 08540	1,203,345	(a)	5.4
Synder Capital Management, L.P. 350 California Street, Suite 1460 San Francisco, CA 94104	1,146,800	(b)	5.1
Adage Capital Advisors, L.L.C. 200 Clarendon Street, 52nd Floor Boston, MA 02116	1,126,800	(c)	5.0

(a)
We have been advised that Candlewood Capital Management, LLC, acting as an investment advisor, has shared voting and dispositive power with respect to 1,203,345 shares.

(b)
We have been advised that Snyder Capital Management, LP ("SCMLP"), acting as an investment advisor, and Snyder Capital Management, Inc. ("SCMI"), have shared voting power with respect to 1,044,000 shares and shared dispositive power with respect to 1,146,800 shares.

(c)
We have been advised that Adage Capital Advisors, L.L.C., as managing member of Adage Capital Partners GP, L.L.C., the general partner of Adage Capital Partners, L.P., acting as an investment advisor, has shared voting and dispositive power with respect to 1,126,800 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of the outstanding shares of our common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the Commission and each securities exchange on which our common stock is traded. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3 and 4 and amendments to such forms furnished to us during fiscal 2003 and upon a review of Forms 5 and amendments to Forms 5 furnished to us with respect to fiscal 2003, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that no director, executive officer or holder of more than 10% of the outstanding shares of common stock failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act during, or with respect to, fiscal 2003.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

        Our board of directors held eleven meetings and approved certain matters by unanimous written consent during fiscal 2003. Each director attended at least 75% of the meetings of the board or meetings of the committees on which the director served during the period of his service as a director. The board has an Audit Committee, an Executive Compensation Committee, an Ethics Committee and a Corporate Governance and Nominating Committee. The membership and function of each committee are described below.

        The Audit Committee oversees and reports to the board concerning our general policies and practices with respect to accounting, financial reporting and internal controls as well as such policies and practices of our subsidiaries. It also recommends appointment of our independent auditors and maintains a direct exchange of information between the board and the independent auditors. The Audit Committee operates under a written charter adopted by the board, a copy of which is attached as Annex A to this proxy statement. The Audit Committee's charter will be amended to reflect changes in the scope of the Audit Committee's responsibilities required by the Sarbanes-Oxley Act and final rules promulgated by the NYSE. The members of the Audit Committee are Dr. Fraser and Messrs. Heitmann, James and Rosen. The Audit Committee held four meetings during fiscal 2003. The report of the Audit Committee is set forth below.

        The Executive Compensation Committee establishes policies and programs that govern the compensation of our chief executive officer and other executive officers and administers our 1991 Stock Option Plan, the 1996 Omnibus Plan and stock option plans that were assumed by DRS in connection with an acquisition in fiscal 1999. The Executive Compensation Committee operates under a written charter adopted by the board, a copy of which is attached as Annex B to this proxy statement. The members of the Executive Compensation Committee are Admiral Platt, General Reimer and Messrs. Albom, Honigman and Kaplan. The Executive Compensation Committee held two meetings and approved certain matters by unanimous written consent during fiscal 2003. The report of the Executive Compensation Committee is set forth below.

        The Ethics Committee provides oversight with respect to issues involving compliance with law and our ethics program. The Ethics Committee operates under a written charter adopted by the board, a copy of which is attached as Annex C to this proxy statement. During fiscal 2003 the Ethics Committee was comprised of Messrs. Newman and Honigman, General Reimer and Ms. Dunn, Executive Vice President, General Counsel and Secretary of DRS (ex officio). The Ethics Committee held two meetings during fiscal 2003.

        The Corporate Governance and Nominating Committee identifies and recommends individuals to the board for nomination as members of the board and its committees, assesses the effectiveness of the board and develops and implements a set of corporate governance guidelines. The board has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is attached as Annex D to this proxy statement. The Corporate Governance and Nominating Committee, which was formed after the close of fiscal 2003, has not yet established policies relating to the recommendation of nominees by security holders. The members of the Corporate Governance and Nominating Committee are Messrs. Albom and Kaplan and General Reimer.

COMPENSATION OF DIRECTORS

        Directors who are our employees or employees of our subsidiaries do not receive directors' fees. Each non-employee director receives as compensation for his or her services a fee of $7,500 per quarter, plus a fee of $2,500 for each meeting of the board attended. Directors who also serve on committees of the board receive an additional $1,250 ($2,000 for the committee chairpersons) for services rendered in connection with committee meetings attended.

        During fiscal 2003 we paid Admiral Platt to provide consulting services to us in connection with new business initiatives. Such consulting services were provided to us on an as-requested basis, for a fee of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2003 total remuneration paid to Admiral Platt under this arrangement was approximately $22,000.

        On February 7, 1996 the then-existing stock option committee of the board adopted, and the board ratified, resolutions which instituted an arrangement under our 1991 Stock Option Plan by which each non-employee director (as defined in the plan) as of such date would be (a) immediately granted a non-qualified stock option to purchase 5,000 shares of common stock and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a non-qualified stock option to purchase 2,500 shares of common stock. Our stockholders approved these resolutions on August 7, 1996. Under our 1996 Omnibus Plan the non-employee directors described above are eligible to receive grants of options to purchase 2,500 shares of common stock on the dates described above. However, provisions in each of the resolutions and the 1996 Omnibus Plan state that a non-employee director may not be granted options to purchase more than 2,500 shares of common stock under the 1996 Omnibus Plan or any other stock option plan during any tax year, thus avoiding any potential for overlap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We currently lease a building at 138 Bauer Drive, Oakland, New Jersey owned by LDR Realty Co., a partnership that was wholly owned, in equal amounts, by David E. Gross, our co-founder and the former President and Chief Technical Officer, and the late Leonard Newman, our co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary and the father of Mark Newman, our current Chairman of the Board, President and Chief Executive Officer. The renegotiated lease agreement at a monthly rental of $21,152 expires on April 30, 2007. We are required to pay all real estate taxes and are responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. We believe that this lease was consummated on terms no less favorable than those that we could have obtained from an unrelated third party in a transaction negotiated on an arm's-length basis. Following Leonard Newman's death in November 1998, Mrs. Ruth Newman, the wife of Leonard Newman and the mother of Mark Newman, succeeded to Leonard Newman's interest in LDR Realty Co.

        Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mark N. Kaplan, a member of our Board, is of counsel, provided legal services to us during the 2003 fiscal year.

        Kronish Lieb Weiner & Hellman LLP, a law firm of which Alison Newman, sister of Mark Newman, is a partner, provided legal services to us during the 2003 fiscal year.

        See "Compensation of Directors" above.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to DRS for the fiscal years ended March 31, 2003, 2002 and 2001, of those persons who were, at March 31, 2003, (i) the chief executive officer and (ii) the four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION(a)			LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	SECURITIES UNDERLYING OPTIONS (#)		ALL OTHER COMPENSATION ($) (b)(c)(d)
Mark S. Newman	2003	687,500	688,000	90,000 (e	)	43,638
Chairman of the Board,	2002	625,000	717,500	90,000 (e	)	34,529
President & Chief Executive Officer	2001	555,000	505,000	90,000 (e	)	32,345
Paul G. Casner, Jr.	2003	431,200	384,000	50,000 (e	)	26,179
Executive Vice President,	2002	392,000	415,800	50,000 (e	)	23,994
Chief Operating Officer	2001	350,000	248,000	40,000 (e	)	20,824
Nina Laserson Dunn	2003	321,000	273,000	30,000 (e	)	20,201
Executive Vice President,	2002	300,000	275,500	30,000 (e	)	18,698
General Counsel & Secretary	2001	280,000	169,600	30,000 (e	)	17,187
Robert F. Mehmel(f)	2003	343,400	291,000	35,000 (e	)	17,572
Executive Vice President,	2002	317,885	310,750	30,000 (e	)	14,042
Business Operations & Strategy	2001	69,808	0	50,000 (g	)	563
Richard A. Schneider	2003	279,300	234,000	30,000 (e	)	18,995
Executive Vice President,	2002	261,000	275,500	30,000 (e	)	15,485
Chief Financial Officer	2001	233,000	169,600	30,000 (e	)	14,069

(a)
The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2003, 2002 and 2001, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended, earned by the Named Officers.

(b)
The amounts of employer contributions to our Retirement/Savings Plan (see "Retirement/Savings Plan" below) are included in the calculation of the "All Other Compensation" column in lieu of the "Salary" or "Bonus" columns. The amounts of such contributions to our Retirement/Savings Plan in the fiscal years ended March 31, 2003, 2002 and 2001, respectively, in the accounts of the Named Officers, were as follows: Mr. Newman, $9,000, $6,062, and $4,872; Mr. Casner, $9,000 $6,062, and $4,872; Ms. Dunn, $9,000, $6,062, and $4,872; Mr. Mehmel, $9,000, $6,062, and $0; and Mr. Schneider, $9,000, $6,062, and $4,872.

(c)
Includes the fixed annual amounts, computed on a fiscal year basis, provided by DRS for the benefit of the Named Officers, to reimburse them for the amounts of medical and hospital expenses they actually incurred which are not covered or paid to them under our group medical and hospitalization plans during the fiscal years ended March 31, 2003, 2002 and 2001, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000; Mr. Casner, $7,500, $7,500 and $7,500; Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Mehmel, $7,500, $7,500 and $563; and Mr. Schneider, $7,500, $7,500 and $7,500. See "Medical Reimbursement Plan" below.

(d)
We pay the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, we pay premiums on policies maintained in connection with our Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan" below). Under certain of the life insurance policies, DRS is a beneficiary to the extent of the premiums paid. The economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2003, 2002 and 2001, respectively, were as follows: Mr. Newman, $24,638, $18,467, and $17,474; Mr. Casner, $9,679, $10,432, and $8,452; Ms. Dunn, $3,701, $5,136, and $4,815; Mr. Mehmel, $1,072, $480, and $0; and Mr. Schneider, $2,495, $1,923, and $1,697.

(e)
Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with grant dates of November 6, 2002, November 16, 2001, and November 24, 2000, respectively, have a term of 10 years and become exercisable on the first four anniversaries of the dates of grant at 25% per year.

(f)
Mr. Mehmel's employment commenced on January 8, 2001.

(g)
Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with a grant date of January 8, 2001, have a 10-year term and become exercisable on the first four anniversaries of the date of grant at 25% per year.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

        In November 1996 we entered into an agreement with Mr. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve (12) month period following termination.

        In April 1997 we entered into an agreement with Ms. Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by DRS other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve (12) month period following termination.

        In February 1999 we entered into an agreement with Mr. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, (ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Schneider's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Schneider. In addition, all stock options granted to Mr. Schneider would immediately vest and would become exercisable during the twelve (12) month period following termination.

        In August 2000 we entered into an agreement with Mr. Casner (the "Casner Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, (ii) termination of the Casner Employment Agreement by Mr. Casner for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Casner's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Casner. In addition, all stock options granted to Mr. Casner would immediately vest and would become exercisable during the twelve (12) month period following termination.

        In June 2002 we entered into an agreement with Mr. Mehmel (the "Mehmel Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, (ii) termination of the Mehmel Employment Agreement by Mr. Mehmel for good reason, as defined therein, or (iii) a change in control of DRS. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Mehmel's base salary plus the bonus earned in the previous fiscal year. In either case, we would also be required to provide outplacement assistance to Mr. Mehmel. In addition, all stock options granted to Mr. Mehmel would immediately vest and would become exercisable during the twelve (12) month period following termination.

        See "Supplemental Executive Retirement Plan" below.

RETIREMENT/SAVINGS PLAN

        The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to our Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 100% vested after completion of three years of service.

MEDICAL REIMBURSEMENT PLAN

        At the beginning of each calendar year, we accrue fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered under our group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in the officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by DRS to the medical insurance carrier.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        On February 1, 1996 we established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Named Officers. Pursuant to the SERP, we will provide retirement benefits to each key executive, based on years of service and final average annual compensation, in accordance with the benefit class to which such executive is assigned by the Executive Compensation Committee, as defined in the SERP. In addition, we advance premiums for life insurance policies, which provide a pre-retirement death benefit equal to five times the participant's salary at time of death. In the event of a change in control, as defined in the SERP, benefits become fully vested. The SERP is non-contributory and unfunded.

        The following table sets forth the estimated annual benefits payable upon retirement to the Named Officers.

PENSION PLAN TABLE(a)

	YEARS OF SERVICE
FINAL AVERAGE COMPENSATION(b)	BENEFIT CLASS	10	15	20	25	30
$250,000	A	$75,000	$93,750	$112,500	$131,250	$150,000
	B	50,000	68,750	87,500	106,250	125,000
500,000	A	150,000	187,500	225,000	262,500	300,000
	B	100,000	137,500	175,000	212,500	250,000
750,000	A	225,000	281,250	337,500	393,750	450,000
	B	150,000	206,250	262,500	318,750	375,000
1,000,000	A	300,000	375,000	450,000	525,000	600,000
	B	200,000	275,000	350,000	425,000	500,000
1,250,000	A	375,000	468,750	562,500	656,250	750,000
	B	250,000	343,750	437,500	531,250	625,000
1,500,000	A	450,000	562,500	675,000	787,500	900,900
	B	300,000	412,500	525,000	637,500	750,000
1,750,000	A	525,000	656,250	787,500	918,750	1,050,000
	B	350,000	481,250	612,500	743,750	875,000
2,000,000	A	600,000	750,000	900,000	1,050,000	1,200,000
	B	400,000	550,000	700,000	850,000	1,000,000

(a)
This table sets forth the annual benefit that would be payable to the Named Officer for life, at normal retirement age (65), including income resulting from amounts contributed by DRS to the Retirement/Savings Plan (See "Retirement/Savings Plan" above) and social security benefits. A retiring employee may elect to receive a reduced retirement benefit with joint and survivor rights and/or a period-certain benefit.

(b)
Defined as the employee's average annual salary over the last 36 months of employment. Covered compensation under the SERP is the amount described as "Salary" in the Summary Compensation Table above.

(c)
As of May 31, 2003 the Named Officers have been credited with the following years of service: Mr. Newman, 30 years; Mr. Casner, 12 years; Ms. Dunn, 11 years; Mr. Mehmel, 2 years; and Mr. Schneider, 15 years.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options to the Named Officers during DRS' last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM ($)
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)		% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL 2003
NAME				EXERCISE PRICE ($/SH)	EXPIRATION DATE
						5%(a)	10%(a)
Mark S. Newman	90,000(b	)	12.07%	$32.08	11/5/2012	$779,279	$2,951,055
Paul G. Casner, Jr.	50,000(b	)	6.71%	$32.08	11/5/2012	$432,933	$1,639,475
Nina Laserson Dunn	30,000(b	)	4.02%	$32.08	11/5/2012	$259,760	$983,685
Robert F. Mehmel	35,000(b	)	4.70%	$32.08	11/5/2012	$303,053	$1,147,632
Richard A. Schneider	30,000(b	)	4.02%	$32.08	11/5/2012	$259,760	$983,685

(a)
The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Commission and are not intended to forecast future appreciation of our stock price.

(b)
The options were granted on November 6, 2002 for shares of common stock under the 1996 Omnibus Plan at an exercise price at the fair market value of the common stock on the date of grant. The options have a 10-year term and become exercisable on the first four anniversaries of the date of grant at 25% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

        Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2003 as well as the unexercised options to purchase DRS common stock granted through March 31, 2003 under our 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			NUMBER OF UNEXERCISED OPTIONS AT MARCH 31, 2003		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT MARCH 31, 2003 ($)(a)
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Mark S. Newman	—	—	542,500	225,000	$7,787,794	$921,769
Paul G. Casner, Jr.	35,000	$321,209	35,000	115,000	$273,350	$364,806
Nina Laserson Dunn	17,500	$396,904	30,000	75,000	$302,100	$307,256
Robert F. Mehmel	—	—	32,500	82,500	$287,750	$287,750
Richard A. Schneider	10,250	$348,422	43,750	75,000	$527,394	$307,256

(a)
Based on the difference between the exercise price of each grant and the closing price on the New York Stock Exchange-Composite Transactions of DRS common stock on March 31, 2003, which was $25.01.

EQUITY COMPENSATION PLANS

        Shown below is information with respect to DRS common stock that may be issued upon exercise of options under all of our existing equity compensation plans as of March 31, 2003.

EQUITY COMPENSATION PLANS

PLAN CATEGORY	# OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	# OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
	(A)		(B)	(C)
Approved by stockholders	2,496,519(a	)	$22.59	888,643
Not approved by stockholders(b)	250,000(c	)	$10.44	—

(a)
Includes 50,000 shares of common stock the issuance and receipt of which were deferred by Mr. Newman following the exercise of certain options.

(b)
Excluded from plans not approved by stockholders are 4,530 stock options that we assumed in connection with an acquisition in fiscal 1999. Such options have a weighted average exercise price of $17.60. There are no such securities remaining for future issuance.

(c)
Represents stock options granted to Mr. Newman by the board on October 26, 1998. Such stock options were granted to Mr. Newman by the board in its discretion and not pursuant to any equity compensation plan.

CODE OF ETHICS

        We have adopted a Code of Ethics that applies to all of our employees and directors, including our chief executive officer, chief financial officer and controller. Our Code of Ethics has been posted on DRS' website (www.drs.com).

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Executive Compensation Committee are Messrs. Albom, Honigman, Kaplan and Admiral Platt and General Reimer. None of the foregoing individuals is currently an officer or an employee of DRS. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, provided legal services to us during our 2003 fiscal year (see "Certain Relationships and Related Transactions" above). Admiral Platt, a former employee of DRS, provided consulting services to us during our 2003 fiscal year (see "Compensation of Directors" above). Although Mr. Newman made recommendations to the Executive Compensation Committee with regard to the compensation of the other executive officers, including the other Named Officers, he did not participate in the committee's deliberations with respect to his own compensation.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

        In accordance with the rules of the SEC, the Report of the Executive Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC and shall not be deemed to be incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The Executive Compensation Committee establishes, administers and reviews DRS' senior management compensation program and policies and recommends the form and amount of compensation to be paid to executive officers. The committee consists entirely of non-employee directors who are not eligible to participate in the management compensation program.

        DRS' senior executive compensation program is intended to attract, retain and motivate key executives critical to the success of our business. The goal of the committee is to develop compensation policies and practices that encourage and reward executive efforts to create shareholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by providing for compensation opportunities that are comparable to those offered by similar companies, rewarding long-term strategic management and the enhancement of stockholder value and creating a performance-oriented environment.

        Compensation packages consist of cash, certain benefits and equity-based compensation. We offer competitive base salaries that reflect individual competencies, skills, experience, performance and level of responsibility and that are related to compensation paid by companies in our industry of comparable size and complexity and located in similar geographic areas. Annual bonuses, when given, are linked to the financial performance of DRS and its subsidiaries as a whole, individual job performance, accomplishment of the individual's specified goals and contributions to operational performance as well as the individual's adherence to high ethical standards as set forth in our Code of Ethics and Code of Business Conduct, including in dealing with DRS' stakeholders, such as our customers and vendors. Long-term incentives, in the form of stock option grants, also focus on performance and link executive rewards with growth in stockholder value over time.

        The Executive Compensation Committee consulted with Lyons, Benenson and Company, Inc. ("Lyons Benenson"), an independent compensation consulting firm, to assist in the design, assessment and implementation of the compensation program. The committee reviewed the compensation program with Lyons, Benenson to determine that our program continues to accomplish our objectives. Following the end of the fiscal year the committee determined to retain Mercer, the Human Resource Consulting division of the Marsh and McLennan Company ("Mercer"), an independent compensation consulting firm, to replace Lyons, Benenson. Mercer advised the committee with respect to the bonuses awarded to senior executives for fiscal 2003.

        With the consultants' guidance, the committee reviewed changes in DRS' and its business units' overall financial results over time, comparing the results with goals identified for both financial and non-financial factors and also reviewed similar data for comparable companies to the extent available. Mark S. Newman, our Chief Executive Officer, presented to the committee his assessment of the other executive officers, their accomplishments, and individual and corporate performance.

        Mr. Newman's compensation was based on the policies described above. The committee considered the compensation paid to chief executive officers and other members of senior management of comparable companies as well as Mr. Newman's strategic, financial and leadership skills. Mr. Newman's bonus award for fiscal 2003 was computed on the basis of a formula that applied a weighted performance factor to a target award established for his salary level. The weighted performance factor was derived as a result of Mr. Newman's achievement of certain individual and company performance targets including, but not limited to, the achievement of a certain level of revenues, operating income, bookings and return on invested capital for fiscal 2003. The committee determined that Mr. Newman had continued to lead DRS successfully during an ever-changing and intensely competitive environment, including the integration of strategic acquisitions and through implementation of a follow-on equity offering.

        Base salary and bonus awards for the other executive officers were computed by the committee on a basis similar to that used for Mr. Newman, the chief executive officer, using specific target awards that had been established for each individual's salary level.

        In making its determination of salary increases and regular bonus awards the committee considered the advice of Lyons, Benenson and Mercer.

        DRS' 1996 Omnibus Plan, which has been approved by our stockholders, is designed to give the committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual long-term incentive awards that are comparable to those found in the marketplace in which DRS competes for executive talent. Stock options link compensation to the future return of DRS' stock on an absolute basis. Such awards are integral components of our compensation packages, and are intended to provide executive officers with strong incentive to increase DRS' value. All options awarded to executive officers and other key personnel in fiscal 2003 have an exercise price equal to the closing market price of our common stock on the date of grant and are subject to a four-year vesting schedule.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executive officers (the "covered employees") in excess of the statutory minimum of $1 million per covered employee. Compensation which is "performance based" is not subject to this statutory minimum on deductibility. The 1996 Omnibus Plan permits the payment of certain incentive awards that are intended to qualify as deductible, performance-based compensation. The committee's general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to qualify as "performance based" compensation; however, the committee retains the flexibility, where necessary to meet competitive market pressures and promote incentive and retention goals, to pay compensation which may not qualify as "performance based" compensation.

        The Board may, at its discretion, grant equity-based compensation awards, subject to certain regulatory restrictions.

The Executive Compensation Committee: Mark N. Kaplan, Chairman Ira Albom Steven S. Honigman Stuart F. Platt Dennis J. Reimer

REPORT OF THE AUDIT COMMITTEE

        In accordance with the rules of the SEC, the Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC and shall not be deemed to be incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The Audit Committee acts under a written charter, which was adopted by the board of directors in its current form on May 17, 2002. The charter sets forth the committee's responsibilities and duties, as well as requirements for the committee's composition and meetings. The Audit Committee assists the board in oversight of the quality and integrity of DRS' accounting, auditing, and financial reporting practices. The Audit Committee also recommends to the board the selection of independent auditors.

        The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange).

        Management is responsible for DRS' internal controls and financial reporting process. The independent accountants are responsible for performing an independent examination of DRS' annual consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for issuing a report thereon.

        In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended March 31, 2003 with management and the independent auditors. The Audit Committee also discussed with DRS' independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU §380), and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Audit Committee obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the auditors and DRS that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and considered the compatibility of permissible non-audit services with the auditors' independence, and satisfied itself as to the auditors' independence.

        Based on the above-mentioned review and discussions with management and the independent auditors as described in this report, and subject to the limitation on the role and responsibilities of the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in DRS' Annual Report on Form 10-K for the fiscal year ended March 31, 2003 to be filed with the Securities and Exchange Commission.

The Audit Committee: William F. Heitmann, Chairman Donald C. Fraser C. Shelton James Eric J. Rosen

PERFORMANCE GRAPH

In accordance with the rules of the SEC, the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC and shall not be deemed to be incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on DRS common stock against the total return of the NYSE Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
NYSE MARKET INDEX AND PEER GROUP INDEX

*
Assumes that the value of the investment in DRS common stock and each index was $100 on April 1, 1998 and that dividends, if any, were reinvested.

	1998	1999	2000	2001	2002	2003
DRS Technologies, Inc.	100	57.66	71.62	113.44	298.74	180.25
NYSE Market Index	100	106.99	115.84	107.50	110.46	84.70
Peer Group	100	93.86	54.59	57.97	78.73	65.01

STOCKHOLDERS' PROPOSALS

        Any stockholder who desires to submit a proposal for inclusion in the proxy materials for our 2004 annual meeting of stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. We must receive such proposal, directed to DRS' Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054, no later than the close of business on March 5, 2004, or the date that is 120 calendar days prior to the anniversary of the mailing date of this proxy.

        The advance notice provisions of the by-laws provide that stockholders are required to give advance notice to us of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The advance notice provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to DRS' Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by us, whichever first occurs. The chairman of the meeting may determine that the nomination of any person was not made in compliance with the advance notice provisions.

        The advance notice provisions further provide that, for business to be properly introduced by a stockholder when such business is not specified in the notice of meeting or brought by or at the direction of the board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

OTHER MATTERS

        The board is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, the proxies confer discretionary authority with respect to acting on such other matters, and the persons named in the proxies intend to vote, act and consent in accordance with their best judgment.

SOLICITATION EXPENSES

        We will pay the costs of this solicitation. Proxies will be solicited principally by mail, but our officers and employees may make some telephone or personal solicitations of stockholders. DRS officers or employees who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. We will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and we will reimburse them for their reasonable expenses incurred in doing so.

GENERAL

        UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2003 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

By Order of the Board of Directors,
/s/ NINA LASERSON DUNN NINA LASERSON DUNN Secretary

Dated: June 24, 2003

ANNEX A

Charter of the Audit Committee
of the Board of Directors of DRS Technologies, Inc.
As Adopted by the Board on May 17, 2002

I. DRS Technologies, Inc.'s Audit Committee Purpose

        The DRS Technologies, Inc.'s Audit Committee is appointed by the DRS Technologies, Inc. Board of Directors to assist the Board in fulfilling its oversight responsibilities. The DRS Technologies, Inc.'s Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the DRS Technologies, Inc., Board of Directors.

        The DRS Technologies, Inc.'s Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The DRS Technologies, Inc.'s Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. DRS Technologies, Inc.'s Audit Committee Composition and Meetings

        DRS Technologies, Inc.'s Audit Committee members shall meet the requirements of the New York Stock Exchange. The DRS Technologies, Inc.'s Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, and at least one member of the Committee shall have accounting or related financial management expertise.

        DRS Technologies, Inc.'s Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The DRS Technologies, Inc.'s Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee, or at least its Chair, should communicate with management and the independent auditors' quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. DRS Technologies, Inc.'s Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the DRS Technologies, Inc. Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2.
  Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3.
  In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

  4.
  Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and the company's quarterly financial statements prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the DRS Technologies, Inc.'s Audit Committee and the DRS Technologies, Inc., Board of Directors. The DRS Technologies, Inc.'s Audit Committee shall review the independence and performance of the auditors and annually recommend to the DRS Technologies, Inc. Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Review at least annually all compensation paid or to be paid to the independent auditors.

  7.
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8.
  Review the independent auditor's audit plan—discuss scope, locations, reliance upon management, and internal audit and general audit approach.

  9.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to DRS Technologies, Inc.'s Audit Committee in accordance with AICPA SAS 61.

  10.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

  11.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  12.
  Review all reports concerning any significant fraud or regulatory non-compliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

  Other DRS Technologies, Inc.'s Audit Committee Responsibilities

  13.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  14.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing laws, as the Committee or the Board deems necessary or appropriate.

  15.
  Maintain minutes of meetings and periodically report to the DRS Technologies, Inc. Board of Directors on significant results of the foregoing activities.

  Other Optional Charter Disclosures

  16.
  Periodically perform self-assessment of DRS Technologies, Inc.'s Audit Committee performance.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Ethics.

        Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

ANNEX B

Charter of the Executive Compensation Committee
of the Board of Directors of DRS Technologies, Inc.
As Adopted by the Board on May 14, 2003

Purpose of the Committee

        The Executive Compensation Committee (the "Committee") of the Board of Directors (the "Board") of DRS Technologies, Inc. (the "Company") shall be responsible for reviewing and making decisions with respect to salaries, bonuses, stock options and other benefits for the executive officers of the Company. In performing this function, it shall be the objective of the Committee to discharge the responsibilities of the Board relating to compensation of the Company's Chief Executive Officer and other executive officers, and to produce an annual report on executive compensation for inclusion in the Company's annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange (the "NYSE") and any other applicable rules and regulations.

Membership of the Committee

        The members of the Committee shall be appointed by the Board and shall consist of three or more members of the Board, the exact number to be determined from time to time by the Board. All members of the Committee shall be, in the judgment of the Board, "independent directors" as defined under the rules, regulations and listing standards of the NYSE. The Board, by majority vote of the "independent directors," may remove or replace one or more directors as members of the Committee at any time.

Duties and Responsibilities of the Committee

        In furtherance of the purposes set forth above, the Committee's primary duties and responsibilities are to:

  •
  Evaluate the performance of the Chief Executive Officer and the other executive officers annually in light of the approved corporate goals and objectives.

  •
  Set the compensation of the Chief Executive Officer and other executive officers annually based upon the Committee's evaluation of their performance and taking into account the Company's desire to attract and retain qualified executive officers, and the limitation on deductibility of certain compensation set forth in Section 162(m) of the Internal Revenue Code.

  •
  Review the Company's incentive compensation plans and equity-based plans annually and recommend any changes in such plans to the Board as the Committee deems appropriate.

  •
  Exercise all of the authority of the Board with respect to the administration of the Company's incentive compensation plans.

  •
  Review the perquisites and other personal benefits of the Chief Executive Officer and other executive officers and recommend any changes to the Board as the Committee deems appropriate.

  •
  Prepare an annual executive compensation report for inclusion in the Company's proxy statement.

  •
  Prepare an annual performance evaluation of the Committee, including any recommended amendments to this Charter and any recommended changes to the Company's compensation policies and procedures.

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        In determining the long-term incentive component of the compensation of the Chief Executive Officer and other executive officers, the Committee may consider the Company's performance and relative shareholder return and the value of similar incentive awards to chief executive officers and other executive officers at comparable companies.

        The Committee may retain, in its sole discretion and at the Company's expense, a compensation consultant, legal counsel and/or any other advisor for as long as it deems advisable to assist in discharging its duties under this Charter. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such advisors.

Meetings and Procedures of the Committee

        The Committee shall meet at least two times annually. One such meeting shall be held at a time when the Committee can evaluate the performance of the Chief Executive Officer and other executive officers, set their annual base salary, and recommend certain incentive awards. One such meeting shall be held at a time when the Committee shall sit as the Company's Stock Option Committee, evaluating and recommending grants of stock options or other equity-based compensation. Other meeting(s) shall be held at the discretion of the Chairperson of the Committee. Minutes of each of these meeting shall be kept, and such minutes shall be maintained with the books and records of the Company. Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

        The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee may form subcommittees, consisting of no fewer than two members, for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Chief Executive Officer shall function as the management liaison officer to the Committee. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

B-2

ANNEX C

Charter of the Ethics Committee
of the Board of Directors of DRS Technologies, Inc.
As Adopted by the Board on May 14, 2003

Purpose of the Committee

        The Ethics Committee (the "Committee") of the Board of Directors (the "Board") of DRS Technologies, Inc. (the "Company") shall be responsible for providing oversight and making decisions with respect to the Company's ethics and compliance policies and procedures.

Membership of the Committee

        The members of the Committee shall be appointed by the Board and shall consist of three or more members of the Board, the exact number to be determined from time to time by the Board. The Company's Chief Executive Officer shall be a member of the Committee, and the Company's General Counsel shall be Secretary and an ex officio, non-voting member of the Committee. The other members of the Committee shall be, in the judgment of the Board, "independent directors" as defined under the rules, regulations and listing standards of the New York Stock Exchange. The Board, by majority vote of the "independent directors," may remove or replace one or more directors as members of the Committee at any time.

Duties and Responsibilities of the Committee

        In furtherance of the purposes set forth above, the Committee's primary duties and responsibilities are to:

  •
  Oversee the Company's compliance with its Code of Ethics and its Code of Business Conduct.

  •
  Provide strategic oversight of the Company's ethics audits and ethics training program.

  •
  Oversee the Company's Compliance Coordinating Committee.

  •
  Review any Ethics Hotline complaints referred to the Committee by the Company's Compliance Coordinating Committee as well as the Company's responses to such complaints, and advise with respect to the responses where appropriate.

  •
  If presented with an issue appropriately addressed by the Audit Committee of the Board, refer such issue to the Audit Committee for consideration and respond jointly to such issue.

  •
  Prepare an annual performance evaluation of the Committee, including any recommended amendments to this Charter and any recommended changes to the Company's ethics and compliance policies and procedures.

        The Committee may retain, in its sole discretion and at the Company's expense, an ethics consultant, legal counsel and/or any other advisor for as long as it deems necessary or advisable to fulfill its responsibilities. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such advisors.

Meetings and Procedures of the Committee

        The Committee shall meet at least two times annually, or more frequently in special meeting(s) as circumstances require. Minutes of each of these meeting shall be kept, and such minutes shall be maintained with the books and records of the Company. Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

C-1

        The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee, the Secretary or a majority of the voting members of the Committee may call a special meeting of the Committee. Two members of the Committee who are also "independent directors", present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

        The Committee may form subcommittees, consisting of no fewer than two members, for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Company's General Counsel shall function as the management liaison officer to the Committee. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

C-2

ANNEX D

Charter of the Nominating and Corporate Governance Committee
of the Board of Directors of DRS Technologies, Inc.
As Adopted by the Board on May 14, 2003

Purpose of the Committee

        The Nominating and Corporate Governance Committee (the "Committee") of the board of directors (the "Board") of DRS Technologies, Inc. (the "Company") shall:

  •
  Assist the Board in identifying individuals qualified to serve as directors of the company and on committees of the Board;

  •
  Make recommendations to the Board regarding composition of the Board and its committees;

  •
  Assess the effectiveness of the Board, and

  •
  Develop and implement the Company's corporate governance guidelines.

Membership of the Committee

        The members of the Committee shall be appointed by the Board and shall consist of three or more members of the Board, the exact number to be determined from time to time by the Board. All members of the Committee shall be, in the judgment of the Board, "independent directors" as defined under the rules, regulations and listing standards of the New York Stock Exchange ("NYSE"). The Board, by majority vote of the "independent directors," may remove or replace one or more directors as members of the Committee at any time.

Responsibilities and Duties of the Committee

        In furtherance of the purposes set forth above, the Committee's primary duties and responsibilities are to:

  •
  Establish procedures and criteria for evaluating the suitability of potential director nominees and recommend to the Board the director nominees for election. Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirements.

  •
  Review and make recommendations regarding the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change.

  •
  Periodically review the size and composition of the Board, and recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE.

  •
  Make recommendations regarding the frequency and structure of Board meetings and any other aspect of the procedures of the Board that the Committee considers warranted.

  •
  Monitor the functioning of the committees of the Board and recommend any changes, including the size of the committees, the frequency of the committees' meetings, and the creation and elimination of committees and special committees.

D-1

  •
  Periodically review committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and report any recommendations to the Board.

  •
  Develop and recommend to the Board a set of corporate governance guidelines for the Company, which shall be consistent with any applicable laws, regulations and listing standards, and review such corporate governance guidelines on an annual basis, or more frequently as appropriate, and recommend changes as necessary.

        The Committee may retain, in its sole discretion and at the Company's expense, a search firm, a governance consultant, legal counsel and/or any other advisor for as long as it deems necessary or advisable to fulfill its responsibilities. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such advisors.

Meetings and Procedures of the Committee

        The Committee shall meet four times annually, or more frequently in special meetings as circumstances require. Minutes of each of the Committee's meetings shall be kept, and such minutes shall be maintained with the books and records of the Company. Following each of its meetings, the Committee shall deliver a report on such meeting to the Board, including a description of all actions taken by the Committee at the meeting.

        The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee may form subcommittees, consisting of no fewer than two members, for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Chief Executive Officer of the Company shall function as the management liaison officer to the Committee. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Evaluations

        The Committee shall conduct at least annually a review of the performance of the Committee and shall present the results of its review to the Board. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for consideration and approval.

        The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the management of the Company, including the Chief Executive Officer of the Company. The Committee shall establish procedures to allow it to exercise this oversight function.

D-2

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 6, 2003
YOUR VOTE IS IMPORTANT
ELECTION OF DIRECTORS
RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
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STOCK OPTIONS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLANS
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
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GENERAL
ANNEX A Charter of the Audit Committee of the Board of Directors of DRS Technologies, Inc. As Adopted by the Board on May 17, 2002
ANNEX B Charter of the Executive Compensation Committee of the Board of Directors of DRS Technologies, Inc. As Adopted by the Board on May 14, 2003
ANNEX C Charter of the Ethics Committee of the Board of Directors of DRS Technologies, Inc. As Adopted by the Board on May 14, 2003
ANNEX D Charter of the Nominating and Corporate Governance Committee of the Board of Directors of DRS Technologies, Inc. As Adopted by the Board on May 14, 2003